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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 February 10, 2003
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, LTD.
                  ---------------------------------------------
              (Exact name of registrant as specified in its charter)



                                    Nevada
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)


     333-70156                                         98-0228169
------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)

          #314-837 West Hastings Street,Vancouver, B.C., Canada,V6C 1B6
           ------------------------------------------------------------
                    (address of principal executive offices)


                                 (604) 633-1490
                          -----------------------------
              (Registrant's telephone number, including area code)

         (Former name and former address, if changed since last report.)


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Item 1.  Changes in Control of Registrant

Amendment to Stock Purchase Agreement
-------------------------------------

On December 6, 2002, Wrestle-plex Sports Entertainment Group, Ltd., ("Wrestle-plex") (OTCBB WPLX) filed its current report on Form 8-K (the "Prior Report"). This current report on Form 8-K is an amendment to the Prior Report. The Prior Report discussed the Stock Purchase Agreement entered into by Wrestle-plex and Cirmaker Industry Co, Ltd., a company formed under the Company Law of the Republic of China ("Cirmaker"). Under the terms of the Stock Purchase Agreement, Wrestle-plex would acquire 80% of the issued and outstanding capital stock of Cirmaker in exchange for 15,000,000 newly issued shares of Wrestle-plex and could obtain up to 100% of the issued and outstanding capital stock of Cirmaker for a total of 20,000,000 newly issued shares of Wrestle-plex.

On February 10, 2003, the parties amended the Stock Purchase Agreement. Under the amended agreement, Wrestle-plex will issued one share of its common stock for every two shares of Cirmaker tendered to Wrestle-plex. As of February 10, 2003, 16,100,000 shares of Cirmaker or approximately 75.29% of the issued and outstanding Cirmaker had been delivered to the escrow holder and Wrestle-plex has delivered 8,050,000 shares to the escrow holder to be exchanged for those shares. After giving effect to that exchange, Wrestle-plex will have 25,808,000 shares issued and outstanding. If Wrestle-plex is successful in acquiring 100% of the issued and outstanding shares of Cirmaker, Wrestle-plex will issue a total of approximately 10,500,000 common shares in exchange for the Cirmaker shares and have a total of 28,258,000 Wrestle-plex shares issued and outstanding. Former Cirmaker shareholders will then hold approximately 37% of the total issued and outstanding shares of Wrestle-plex.

Certain contingencies remain outstanding before the acquisition of Cirmaker by Wrestle-plex can close. One such contingency is for the company to obtain approval of the acquisition from the Chinese Consulate after the transaction has been closed by the parties.

Wrestle-plex has made arrangements to obtain audited financial statements for Cirmaker for the years ended December 31, 2002 and 2001 and unaudited proforma statements demonstrating the acquisition of Cirmaker by Wrestle-plex. The statements will be available at or around the middle of March, 2003, and will be filed with the Securities and Exchange Commission as an amendment to this Report.

Item 5.  Other.

Chief Financial Officer
-----------------------

Wrestle-plex is pleased to announce that it has retained Steven D. Fellows to serve as Chief Financial Officer for the Company. Mr. Fellows is a Certified Public Accountant who since 1998, has served as Chief Financial Officer for publicly traded companies both in Dallas, Texas and Las Vegas, Nevada. Prior to serving as a Chief Financial Officer, he served as a manager in


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the  San  Francisco,  California office of Arthur Andersen, LLP where he oversaw the audits of several publicly held companies, including Fortune 500 businesses. Mr. Fellows holds a Masters of Accountancy from Brigham Young University in Provo, Utah.

Annual Meeting of Shareholders
------------------------------

On December 6, 2002, Wrestle-plex filed its preliminary proxy statement with the Securities and Exchange Commission in preparation for its annual meeting of shareholders. At the meeting the shareholders or the corporation will consider and vote upon changing the name of the corporation to Cirmaker Technology Corporation, electing directors of the corporation and selling assets of the corporation associated with professional wrestling. Wrestle-plex is proceeding with its plans for the meeting and will hold the meeting as soon as its proxy statement is cleared by the Securities and Exchange Commission.

Item 7.  Exhibits.

 Exhibit
   No.                        Description
   ---                        -----------

   10.1      Amendment  to  Stock  Purchase  Agreement


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Wrestle-Plex Sports Entertainment Group,
                                     Ltd.


                                     By: /s/ Steven D. Fellows
                                         _________________________________
Date:  February 24, 2003                 Steven D. Fellows, CFO


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